EXHIBIT 10.10

Premise Lease Contract

Program No.：_______________________________________

Premise Description：_________________________________

Premise Address：___________________________________

Landlord（Party A）： Xiaohua Huang

ID number：******

TEL：*******

Tenant（Party B）：Shenzhen Zhongjinke Hardware Products Co., Ltd

ID number： ******

TEL： ******

Under the Contract Law and relevant laws and regulations of the People’s Republic of China, in equal, voluntary and consistent condition, Party A agrees to lease the property to Party B, and Party B agrees to accept leases. This lease contract is hereby signed by both parties concerning the lease of the premise.

Party A and Party B hereby declare irrevocably that all terms and conditions of the contract are agreed upon by both parties on the basis of full communication and negotiation; and both parties have fully understood any provision of this contract, without misunderstanding or ambiguity.

Ⅰ. Basic information of the Premise and lease rules

1.1 The leased premise under this contract, with plant and dorm area of 6,200 square meter, iron-made house in plant of 430 square meter, iron-made house behind dorm of 230 square meter and bare area of 700 square meter (subject to actual measurement), is located on No. 8, Jingqiang Road, 138 Industrial Zone, Xiuxin Community, Kengzi Town, Pingshan District, Shenzhen City, Guangdong Province, PRC.

1.2 The premise leased by Party A to Party B is only for purpose of production and operation, and Party B shall not engage in illegal business activities or change the purpose of the premise after renting it. If Party A finds that Party B is operating illegally during the lease period, Party A has the right to cancel the lease contract in advance and take back the premise, and confiscate the property deposit paid by Party B when renting the property.

1.3 During the contract period, Party B shall not change the purpose of premise, sublease, lend or change the leased premise without authorization. If Party B needs to change the purpose, sublease or change the leased premise, it shall obtain Party A’s written consent in advance to go through the procedures for contract modification. Otherwise, Party B shall be deemed to have fundamentally breached the contract, and Party A shall have the right to unilaterally terminate the contract, take back the premise, and not to return the performance bond.

1.4 During the contract period, Party B shall abide by national laws and regulations and shall not engage in illegal activities. All legal liabilities caused by Party B shall have nothing to do with Party A. Party B shall pay attention to safe operation and production in the leased premise. Party B shall be solely responsible for safety accidents caused by Party B, which has nothing to do with Party A.

1.5 Party B shall not damage the facilities of the premise at will. If it needs to change the internal structure and decoration of the premise or install any equipment that may affect the structure of the premise, it shall obtain the written consent of Party A in advance, and the investment shall be taken care of by Party B. Unless agreed upon, Party A shall have the right to request Party B to restore the project in its original state or pay the costs required for the restoration project to Party A.

1.6 During the performance of this Contract, if Party B requests to terminate this Contract, it shall notify Party A three months in advance and may terminate this Contract with the consent of Party A. However, if Party A does not agree, Party B shall unilaterally terminate this contract, and the performance bond shall be used as the penalty.

1.7 During the performance of this Contract, Party A shall have the right to mortgage, transfer and sell the leased premise to a third party without seeking Party B’s consent, provided that Party A shall notify Party B in writing three months in advance when transferring or selling the leased premise. For the sale, mortgage and transfer of the premise, Party A is responsible for ensuring that the lease of Party B will not be affected. In such case, Party B shall have the right to unilaterally terminate the contract and Party A shall unconditionally return the performance bond without interest after Party B has settled the rent and all other expenses payable.

1.8 During the performance period of this Contract, Party A shall receive the demolition notice from the relevant government sectors. In such case: (1) Party A shall notify Party B in writing within 15 days after receiving the demolition notice from the relevant government sector; (2) If the Contract is terminated in advance, Party A shall return the performance bond to Party B; (3) Party B does not have the right to negotiate with the demolition sector of the government, and Party B must obey and cooperate with the demolition work of relevant government sectors; (4) The relocation compensation shall be obtained according to the compensation standard stipulated by the government. Except for the production equipment invested by Party B and the compensation for operational relocation, all the other compensation shall be owned by Party A. Party B has been informed of the demolition notice of relevant government sectors, and Party B shall bear all economic losses caused by demolition by itself. When demolition work is carried out, Party B must obey and cooperate with the demolition work of relevant government sectors.

1.9 During the lease term of the premise, Party B shall pay for the water and electricity, and Party B shall be liable for breach of contract by delaying payment. Party B shall pay any fees levied by relevant government sectors for items not listed in this Contract but related to use of the premise.

Ⅱ. Lease term and rent payment method

2.1 Lease term: three years, from July 1st, 2024 to June 30th, 2027.

2.2 Rent Calculation:

Both parties agreed through friendly negotiation that: regardless of the differences in the construction area of the mentioned building, the rent shall be calculated as a whole. Both parties agreed that Monthly Rental is ¥150,900 (in words: RMB One hundred fifty thousand and nine hundred). (the rental includes the property management fee of the leased premise in the 138 Industrial Zone, but excludes the tax. If Party B needs invoices and related bills, the expenses incurred shall be borne by Party B).

Party B shall pay the rent in cash or by bank transfer before 10th day of each month. If Party B fails to pay the rent by time, Party A shall charge Party B a penalty of 3‰ of the rent owed each day. If Party B fails to pay the rent in due time, Party A shall have the right to claim the rent from Party B by cutting off water supply, power supply, restricting the access of Party B’s property in and out the premise, and Party B shall be liable for all losses caused thereby. If Party B’s overdue rental exceeds 80% of the performance bond, Party A shall have the right to unilaterally rescind this Contract, terminate the lease relationship, take back the premise without returning the performance bond and hold Party B liable for breach of contract.

2.3 Party A and Party B hereby confirm that this lease is a renewal lease, and the performance bond originally paid by Party B to Xiaohua Huang of RMB Three Hundred Thousand Eighteen Hundred (￥301,800 yuan) is now directly converted to the performance bond of this lease contract. Upon the expiration of this Contract, if Party A and Party B do not renew the contract, Party A shall unconditionally return the performance bond to Party B without interest within 15 days after Party B has paid all the rent to be paid and all expenses incurred as a result of this lease to Party A and assumed the responsibilities set forth herein such as returning the leased property to Party A as agreed herein. Otherwise, the performance bond will not be returned.

Ⅲ. Maintenance responsibilities of leased premise and facility.

3.1 Party B understands the current situation of the leased property and fully agrees that during the lease term, all repair and maintenance obligations of the leased property (including fire and safety hazards, facilities and equipment in the leased property, water and electricity pipelines, etc.) shall be borne by Party B and all expenses shall be borne by Party B.

3.2 Party B confirms that the existing transformers and elevators (freight elevators) in the plant have been used by Party B before this contract is signed, and Party B confirms that the current situation is qualified. In addition, Party B undertakes that since Party B has rented the leased house before, the said equipment shall be tested by Party B itself, and Party B is the first responsible person for production safety. During the lease term, Party B shall be responsible for the safety and maintenance of all ancillary facilities and equipment. Party B undertakes to perform the obligation of inspection and maintenance of the equipment according to law, and shall not carry out production and operation without passing the inspection and maintenance by a qualified third party, otherwise bear all the responsibilities arising therefrom; Party B undertakes that, upon returning the property, the aforesaid facilities and equipment shall be in good repair and returned to Party A; otherwise, Party B shall be liable for compensation.

3.3 During the lease term, Party B shall comply with the rules and regulations of the local Ministry of Industry and Commerce, Public Security Bureau, City Urban Management Bureau and other government department, abide by discipline and law, assume the responsibilities of safety, fire control, public security, public safety and management within the scope of use of the leased property, and actively fulfill the obligations of the housing manager required by the public security urban management department of the leased property. If any accident or any other personal or property damage occurs during this period, Party A shall have nothing to do with it and shall not assume any responsibility.

3.4 During the lease term, if the leased premises is damaged or lost due to force majeure, neither party shall be liable for breach of contract, except for the structural damage caused by Party A.

3.5 Party B shall use the stacked goods in strict accordance with the design load of the floor of the plant, and the design standard load of each floor is 500kg /㎡. In the event of quality problems or safety accidents such as leakage, floor subsidence and breakage caused by excessive stacking of goods or other improper acts, Party B shall be responsible for repairing the property and bear the economic losses and compensation liabilities caused to Party A or a third party.

Ⅳ. Rules and Requirements for Production and Operation

Party B confirms that Party B is fully aware of the current situation, approval documents and procedures of all leased plants and dormitories, and fully agrees to accept and use the plants and dormitories as they exist currently. All legal consequences and liabilities shall be borne by Party B, and Party A shall not be required to bear any responsibility for the aforementioned situation. Moreover, Party B confirms that all the plants and dormitories have been managed by Party B. During the contract period, Party B shall be the first responsible person for the safety production of the leased plant. Party B shall strictly abide by the laws and regulations of fire control, safety supervision, environmental protection, labor and other laws and regulations, and strictly abide by the provisions of the government. If the production party fails to strictly implement the normative requirements of fire protection, safety supervision, environmental protection and other aspects, or fails to pay the labor remuneration of employees in full and timely, standardize the labor management, etc., resulting in the seizure of Party A’s factory or other losses of Party B, all losses shall be borne by Party B.

Ⅴ. Return of leased premise

5.1 Upon returning the leased premises, Party B shall settle all expenses incurred during the lease term, including but not limited to water and electricity charges, communication charges, environmental hygiene charges, network usage charges and other related charges. If Party B fails to settle all the aforementioned expenses, Party A shall have the right to deduct them from the performance bond paid by Party B. If the amount is not enough to offset the outstanding expenses of Party B’s performance bond, Party B shall pay the balance to Party A.

5.2 When Party B returns the leased premises, in addition to Party B’s own movable items, other Party B’s non-mobile facilities and equipment, reconstruction and expansion of buildings or temporary buildings, Party B undertakes to waive all rights, and Party A shall deal with it free of charge

5.3 After the lease expires, Party A shall not make any compensation to Party B for all investment in the leased premise.

Ⅵ. Dispute resolution

Any dispute arising from the performance of this contract shall be settled by both parties through friendly negotiation. If no agreement can be reached through negotiation, both parties agree to adopt the following 1 dispute resolution methods: 1 Both parties agree to file a lawsuit with the people’s court where the leased property is located; 2 Both parties agree to submit/initiate arbitration to __/_ .

Ⅶ. Account number, bank and account name of Party A for collecting rent and deposit.

Account No.: ******

Bank: Shenzhen Rural Commercial Bank, Xiuxin Branch

Account Name: Xiaohua Huang

Ⅷ. Supplementary provisions

8.1 All attachments are an important part of this Contract and have the same legal effect as this Contract.

8.2 This contract shall come into force after being signed and sealed by both parties.

8.3 This contract is made in duplicate, with each party holding one copy. Each has the same legal effect.

Party A (sign)	Party B (seal&sign)

Date: April 15th 2024	Date: April 15th 2024